Exhibit 10.3

GRANT OF OPTION (NONQUALIFIED) PURSUANT TO THE AMERGENT HOSPITALITY GROUP INC.

2021 INDUCEMENT PLAN

Frederick L. Glick - August 2, 2021 - Option Grant 1

Amergent Hospitality Group Inc., a Delaware corporation (the “Company”), hereby grants to Frederick L. Glick (“Optionee”) a nonqualified option to purchase 150,000 shares of common stock, $0.0001 par value (the “Shares”) of the Company at the purchase price of $2.50 per share (the “Purchase Price”), in accordance with and subject to the terms and conditions of the 2021 Inducement Plan (the “Plan”) and the terms and conditions of that certain Amended and Restated Employment Agreement effective July 1, 2021 by and between the Optionee and the Company (“Employment Agreement”). This Grant of Option is material to the Participant’s continued employment with the Company. This Grant of Option is not intended to be an “incentive stock option” within the meaning of section 422 of the Code, and therefore is a nonqualified stock option. The exercise of this Grant of Option is subject to the Optionee making appropriate tax withholding arrangements with the Company in accordance with the terms of the Plan and the administrative procedures established by the Company from time to time.

This Grant of Option is vested 100% as of the date hereof. Subject to the terms and conditions of the Plan and the Employment Agreement, this Grant of Option is exercisable, in whole or in part, no later than August 1, 2026 (the “Expiration Date”) during optionee’s continued employment with the Company by (i) notice in writing, signed by Optionee; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Plan. The notice must refer to this Grant of Option, must specify the number of Shares being purchased, and must recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is received by the Company.

If payment is not received within two business days after the date the notice is received, the Company may deem the notice to be invalid. If Optionee fails to exercise this Grant of Option in accordance with the terms and conditions hereof, then this Grant of Option shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option.

Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from Shares to be issued to the Optionee a number of Shares with an aggregate fair market value that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Company.

This Grant of Option may be executed in counterparts delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. Federal E-SIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts shall constitute one and the same instrument. The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Delaware, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction within the Mecklenburg County, State of North Carolina.

AMERGENT HOSPITALITY GROUP INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt, CEO

OPTIONEE:

Signature:	/s/ Frederick L. Glick
Frederick L. Glick

NOTICE OF EXERCISE

(TO BE SIGNED ONLY UPON EXERCISE OF THE GRANT OF OPTION)

TO: Amergent Hospitality Group Inc. (“Optionor”)

The undersigned, the holder of the Grant of Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Grant of Option for, and to purchase thereunder, _____________ shares of the common stock, $0.0001 par value of Amergent Hospitality Group Inc. (“Shares”), and herewith makes payment of _________________ therefor. Optionee requests that the certificates for such Shares be issued in the name of Optionee and be delivered to Optionee at the address of __________________________________, and if such Shares shall not be all of the Shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the Shares, or a portion thereof, purchasable under the Grant of Option pursuant to the Plan, be delivered to Optionor when and as appropriate.

OPTIONEE:

(NOT FOR EXECUTION)
Dated: